EXHIBIT 10.10


                                   [N]NEWFORTH


March 18, 2004

Doug Cole
Chief Executive Officer
Trinity Learning Corporation
1831 Second Street
Berkeley, CA 94710

Dear Doug:

First, we wish to express our enthusiasm about the opportunity to work with you and Trinity Corporation ("Company"). Below, we have outlined a summary of the services, terms, and accompanying fees related to the retention of Newforth Partners L.L.C. ("Newforth") by the Company ("Agreement"). Newforth will assist you in evaluating your business opportunities and exploring the Company's various strategic and financial options.

1. Newforth will familiarize itself to the extent it deems appropriate and feasible, with the business, operations, properties, financial condition and prospects of the Company.

2. Upon your request, we will act as your advisor during the term of this Agreement for the purchase by Company of a third party's assets or equity ("Buy-Side Transaction(s)"). We will assist you in analyzing, structuring and introducing Buy-Side Transaction(s) (collectively, "Transaction(s)") as instructed by you.

Newforth will help you to develop a list of potential candidates that Newforth and the Company have, in good faith, mutually determined to be appropriate for the contemplated Transaction(s). Such list may be amended from time to time, as mutually agreed during the term of this Agreement. Newforth shall endeavor to obtain introductions to such candidates, as well as provide assistance in preparing the documentation and presentations used in such Transaction(s). While Newforth may make the initial contact on your behalf relating to the Transaction(s), Newforth is acting only as your advisor, we are not broker/dealers, and do not act as such.

In addition, Newforth will

1. Study the Company's existing corporate strategy, including its long and short-term goals.

2. Help establish transaction criteria consistent with the Company's goals, such as the types of companies, products, markets, growth expectations, and minimum and maximum acceptable Transactions.

3. Identify suggested target candidates.

Should Newforth represent the seller in relation to any transaction, that fact will always be identified in advance and, should a Transaction occur in such a case, Newforth would seek its success fee from the seller. However, if requested by Newforth and approved by the Company, the Company will pay Newforth's success fee under Newforth's agreement with the seller when due, and deduct the amount of such payment(s) from the consideration otherwise payable to the seller. In no event will Newforth be entitled to payment from both buyer and seller.



                             NEWFORTH PARTNERS LLC
            50 California Street Suite 1500 San Francisco, CA 94111
              VOICE 415-409-4000 FAX 415-409-4005 www.newforth.com

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                                                    Trinity Learning Corporation
                                                                  March 18, 2004



We will provide you with whatever other services are mutually agreeable in order to assist you in connection with this engagement.

In order for us to advise you effectively, it is necessary that you make available to us all information which we reasonably request in connection with the performance of our services, including information concerning the business, assets, operations or financial condition of the Company. You agree that we may rely upon the accuracy and completeness of such information without independent verification and are authorized to make appropriate use of such information. In rendering its services, Newforth may provide third parties with information about the Company as may be appropriate, subject to customary business confidentiality and non-disclosure agreements where appropriate.

Newforth shall not be responsible for providing specialist advice in connection with those matters for which the Company would usually provide or arrange specialist advice (such as, for example, legal, regulatory, SEC compliance, accounting or taxation matters). Newforth will have no liability with respect to any services or advice provided to the Company by persons or entities other than Newforth. Company expressly acknowledges that Newforth cannot warrant or guarantee any particular outcome from this Agreement. Newforth shall have no liability to Company in the event that no Transaction(s) result from the services provided under this Agreement.

This Agreement will commence on the date of the counter-signature of this Agreement, and will extend until terminated by either party upon thirty (30) days' written notice to the other party. The date of termination shall be the "Termination Date".

During this Agreement, our representation of the Company will be exclusive with regard to the Transaction(s) Newforth introduced to or substantially developed for the Company. Upon termination of this Agreement, Newforth and the Company will prepare, to the best of the parties' collective knowledge, a list of persons and entities with whom direct contact was initiated or developed by Newforth during the term of this Agreement prior to the Termination Date (the "Contact List"). Newforth is entitled to receive its fee should a Transaction(s) take place with a party listed on the Contact List within twelve (12) months of the Termination Date.

Newforth's fees for the above services are as follows:

     a. Buy-Side Transaction(s). A cash fee for each Transaction(s) as follows:

-------------------------------------------------------------------------------
Consideration                                          Buy-Side Success Fee
-------------------------------------------------------------------------------
Less than $2.0MM                                       $100,000

-------------------------------------------------------------------------------
At least $2.0MM and less than $5.0MM                   $150,000

-------------------------------------------------------------------------------
At least $5.0MM and less than $10.0MM                  $250,000

-------------------------------------------------------------------------------
$10M or greater                                        $500,000

-------------------------------------------------------------------------------

          "Consideration" shall include, but not be limited to, cash, extraordinary dividends, forgiveness of debt, other consideration paid to security holders or employees of the Company (excluding salaries) in contemplation of the Transaction(s), including the value (as measured by the excess of acquisition price over exercise or conversion price) of all unexercised options, warrants, or other convertible securities assumed or acquired by the acquiring company, any indebtedness for


CONFIDENTIAL                                                         PAGE 2 OF 4

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                                                    Trinity Learning Corporation
                                                                  March 18, 2004



          borrowed money directly or indirectly assumed by the acquirer in connection with a Transaction(s) or private placement of equity securities or securities convertible into equity securities.

     b. The Buy-Side Transaction(s) Fees will be immediately due and payable in cash or payment in-kind when the Consideration is delivered by the Company, either directly or at close of escrow.

     c. Newforth will charge the Company any reasonable out-of-pocket expenses (travel, production and/or extraordinary phone expenses) of third-party professional fees incurred in connection with this engagement. These fees typically include, but are not limited to, legal, tax and other professional advisers, should they be engaged with your consent. These costs will be charged as incurred and are payable on receipt of invoice. Any individual expenses in excess of $1,000, or monthly expenses in excess of $3,000, in any calendar month shall be reviewed in advance with the Company. All approved expenses will be payable in cash.

In the event of consummation of any Transaction(s) hereunder, Newforth shall have the right to disclose its participation in such Transaction(s}, including, without limitation, the placement of "tombstone" advertisements in financial and other newspapers and journals.

In addition, the Company agrees to indemnify Newforth and its affiliates, and hold harmless from and against any and all losses, claims, damages, and liabilities caused by, related to or arising, directly or indirectly, out of this engagement. The Company will also reimburse Newforth for all reasonable expenses (including reasonable fees and disbursements of legal counsel), as such expenses are incurred, in connection with investigating, preparing to defend or defending any such action, claim, proceeding or investigation. However, the Company will not be liable under this paragraph to the extent that any loss, claim, damage, liability or expense is found in final judgment by a court of competent jurisdiction from which no appeal can be or is taken to have resulted from the gross negligence of Newforth. This Agreement constitutes the entire understanding of parties hereto with respect to the subject matter hereof, and all prior agreements, contracts, promises, representations and statements among the parties hereto, if any, whether written or oral, with respect to the subject matter hereof are merged into this Agreement and/or superseded. No term or provision of this Agreement may be amended, discharged or modified in any respect except in writing signed by the parties hereto. If one or more of the provisions in this Agreement are deemed void by law, the remaining provisions will continue in full force and effect. This Agreement shall be construed, interpreted and enforced according to the laws of the state of California.

Newforth and the Company will attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation. If those attempts fail, any dispute, controversy or claim directly or indirectly relating to or arising out of this Agreement shall be submitted to binding arbitration before a single arbitrator appointed by the American Arbitration Association and in accordance with its then applicable rules by filing a demand, in writing, with the other party or parties. The award in the arbitration shall be final and binding and judgment thereon may be entered in any court having jurisdiction. The costs and expenses (including reasonable attorney's fees of the prevailing party shall be borne and paid by the party that the arbitrator determines is the non-prevailing party.



CONFIDENTIAL                                                         PAGE 3 OF 4

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                                                    Trinity Learning Corporation
                                                                  March 18, 2004


We believe you will find all of the above consistent with our earlier discussions. If and when this proposal meets with the Company's approval, please execute and return one copy of this agreement for Newforth's files. We look forward to working with you on this assignment.

Sincerely,

Newforth Partners LLC



Tricia Salinero
Managing Director



ACCEPTED AND AGREED TO:
Trinity Learning Corporation


Signature:   /s/ Douglas D. Cole
             ------------------------
Print Name:  Douglas D. Cole
             ------------------------
Title:       CEO
             ------------------------
Date:        March 22, 2004
             ------------------------




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